LCNB Investment Highlights June 2020

Forward Looking Statements This presentation, as well as other written or oral communications made from time to time by us, contains certain forward-looking information within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “plan,” “intend,” “target,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects. These forward-looking statements regarding future events and circumstances involve known and unknown risks, including those risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, and other SEC filings, uncertainties and other factors that may cause our actual results, levels of activity, financial condition, performance or achievements to be materially different from any future results, levels of activity, financial condition, performance or achievements expressed or implied by such forward-looking statements. This information is based on various assumptions, estimates or judgments by us that may not prove to be correct. Important factors to consider and evaluate in such forward-looking statements include: • the significant risks and uncertainties for LCNB's business, results of operations and financial condition, as well as its regulatory capital and liquidity ratios and other regulatory requirements, caused by the on-going COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic or any subsequent resurgence of the virus, its influence on financial markets, the effectiveness of LCNB's work from home arrangements and staffing levels in operational facilities, the impact of market participants on which LCNB relies and actions taken by governmental authorities and other third parties in response to the pandemic; • changes in competitive and market factors that might affect our results of operations; • changes in laws and regulations, including without limitation changes in capital requirements under the Basel III capital standards; • changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events; • our ability to identify potential candidates for, and consummate, acquisition or investment transactions; • the timing of acquisition or investment transactions; • local, regional and national economic conditions and events and the impact they may have on us and our customers; • targeted or estimated returns on assets and equity, growth rates and future asset levels; • our ability to attract deposits and other sources of liquidity and capital; • changes in the financial performance and/or condition of our borrowers; • changes in the level of non-performing and classified assets and charge-offs; • changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements, as well as changes in borrowers payment behavior and creditworthiness; • changes in our capital structure resulting from future capital offerings or acquisitions; • inflation, interest rate, securities market and monetary fluctuations; 2

Forward Looking Statements • the effects on our mortgage warehouse lending and retail mortgage businesses of changes in the mortgage origination markets, including changes due to changes in monetary policies, interest rates and the regulation of mortgage originators, services and securitizers; • timely development and acceptance of new banking products and services and perceived overall value of these products and services by users; • changes in consumer spending, borrowing and saving habits; • technological changes; • our ability to grow, increase market share and control expenses, and maintain sufficient liquidity; • volatility in the credit and equity markets and its effect on the general economy; • the potential for customer fraud; • effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; • the businesses of the Bank and any acquisition targets or merger partners and subsidiaries not integrating successfully or such integration being more difficult, time-consuming or costly than expected; • our ability to integrate currently contemplated and future acquisition targets may be unsuccessful, or may be more difficult, time-consuming or costly than expected; and • material differences in the actual financial results of merger and acquisition activities compared with expectations. These forward-looking statements are subject to significant uncertainties and contingencies, many of which are beyond our control. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, financial condition, performance or achievements. Accordingly, there can be no assurance that actual results will meet our expectations or will not be materially lower than the results contemplated in this presentation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents referred to or incorporated by reference, the dates of those documents. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable law. 3

LCNB Investment Highlights - Overview

Stable & Attractive Markets	▸ 143 year-old community bank located in attractive markets in southwestern Ohio and Columbus with good demographics, stable home prices, and strong economic activity
Consistent, High-Performing Franchise	▸ High and consistent profitability driven by disciplined organic loan growth, diversified revenue base, and low-cost, core deposits (0.69% cost of funds as of March 31, 2020) – 39 of the last 45 years with 1% or above ROAA[1] ▸ Consistently stable dividends (current dividend yield of 4.45%) ▸ Strong asset quality and capital ratios driven by conservative underwriting of loans and robust earnings ▸ Leverageable platform and ability to drive earnings growth through organic growth and acquisitions
Seasoned Management Team	▸ Seasoned management team with extensive history of working together ▸ Top 6 executives have an average of 31 years of experience
Financially Attractive Acquisitions	▸ LCNB viewed as "acquirer of choice" in its markets ▸ Successfully completed four acquisitions since 2013[2] ▸ Target-rich environment for additional acquisitions ▸ 23 banks with assets between $200 million and $800 million in and around current markets[3] ▸ Highly selective in choosing right partner

Source: S&P Global Market Intelligence & Company Documents

1 Company data from 1975 – 2020

2 Columbus First Bancorp acquisition completed 5/18, BNB Bancorp acquisition completed 4/15, Eaton National Bank and Trust acquisition completed 1/14 and First Capital Bancshares acquisition completed 1/13

3 Defined as banks and thrifts (excluding mutuals and merger targets) headquartered in the following MSAs: Athens, Bellefontaine, Celina, Chillicothe, Cincinnati, Columbus, Dayton, Greenville, Huntington-Ashland, Lima-Wapakoneta, Point Pleasant, Portsmouth, Sidney, Springfield, Urbana, Washington Court House and Wilmington.

LCNB CORP.

4

LCNB Investment Highlights – Recent Events Highlights of Q1’20  LCNB reported Q1’20 and LTM EPS of $0.39 and $1.48, respectively  Net Interest Income for Q1’20 was $787,000 and $3,821,000 greater than the comparable periods in 2019  Even with a $1,173,000 Provision for Loan Losses, LCNB achieved a 1.23% and 12.40% ROAA and ROATCE, respectively during the first quarter  Asset quality remained strong with Q1’20 NPAs Excluding TDRs / Assets of 0.17% and LTM Net Charge-Offs / Average Loans of 0.05%  LCNB continues to be well capitalized, with Q1’20 Tangible Common Equity to Tangible Assets of 10.87% Current Strategic Initiatives  Continued talent acquisition for key roles (Columbus market, Human Resources, Investment Services and Mortgage & Commercial)  Focus on continued infrastructure and technology investments; supporting work from home and virtual annual meeting  Market expansion in key growth markets; continued branch optimization analysis and prototype development  Ongoing capital management – Buybacks – Dividend growth Source: S&P Global Market Intelligence & Company Documents 5

COVID-19 Response & Paycheck Protection Program (PPP) Update

Employees

- Closed branch lobbies but kept drive-thrus open the entire time. Did allow for some lobby access by appointment only and took appropriate precautions.
- Conducted an internal "call around program" to all employees checking in on them.
- Able to work 80 to 90 percent of non-branch personnel and lending and wealth producers remotely.
- Paid all employees 100 percent of their normal pay whether they worked, could not work and/or were on call.
- Enhanced cleaning procedures for all locations.
- Paid all employees a bonus in April.
- Employees did not have to use personal or medical days if they missed time during COVID-19 but were still paid. Also purchased personal protective equipment for all sites.
- Reallocated some personnel to help cover for additional workloads in several areas of the bank.
- Provided lunch daily for any employee not working remotely.

Customers

- Kept drive-thrus open and allowed for lobby access by appointment only.
- Increased communications to customers including digital communications, enhanced website presence of related COVID-19 information and outreach through several centralized emails to the client base.
- Conducted a customer calling program by branch personnel and made over 7,000 personal connections with customers just to check in with them.
- Reduced or eliminated some service fees to work with customers.
- Created loan programs to assist and aid customers through the crisis. Includes special loan rate loans for smaller businesses, payment deferral program, PPP loans and modifications.
- Focused on electronic access through: mobile banking (mobile deposit), ATM and online banking.
- Managed increased call volume related to stimulus payments, PPP and loan deferrals.
- Prepared for lobby reopening (shields, signs, cleaning, etc.)
- Brand advertising focused on "Today. Tomorrow. We're Here for You". Television advertising, along with digital display advertising. Digital display advertisings linked through to special content focusing on our offerings to clients through the period.

Community

- Participated in the PPP loan process. Two-thirds of PPP clients were non-lending clients which should present new cross sell opportunities.
- Purchased lunches for employees through local businesses to support both employees and local community.
- Increased or advanced donations to local area organizations that are participating in relief help to community individuals and businesses. This included organizations like the United Way, food pantries and YMCAs serving childcare for essential workers.
- Delivered client relief by offering 90-day principal and interest deferrals. Program has resulted in 145 consumer and 431 commercial deferrals.
- Participated in volunteering to unload some local food pantry trucks.

LCNB CORP.
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LCNB Franchise Market Overview  $1.64 billion in assets, $1.27 billion in loans and $1.35 billion in deposits, headquartered in Lebanon, Ohio (Warren County)  33 branches in southwestern Ohio, primarily in and around the attractive Cincinnati MSA along with 1 new branch in the Columbus MSA  11th largest bank in the Cincinnati MSA by deposits  Franklin County, the heart of the Columbus MSA, and Warren County, inside the Cincinnati MSA, are the third and fourth fastest growing counties of the 88 counties in Ohio with each a 4.66% and 4.01% projected 5-year population growth rate, respectively  Warren County also possesses the second highest median household income in Ohio at $94,624, compared to the national average of $66,010  LCNB’s major business lines serving that market include: LCNB Deposits in Top Three Markets – Retail 2019 Deposits Percent of – Commercial Market Branches Rank ($000) Franchise (%) – Trust and Investments Cincinnati, OH-KY-IN 20 11 772,896 56.9% – Investment Services Division Columbus, OH 1 23 168,180 12.4% Dayton-Kettering, OH 3 11 128,427 9.5% Total in Top 3 24 1,069,503 78.8% Source: S&P Global Market Intelligence and Company Documents; Deposit data and rankings as of 6/30/19 7

LCNB Management Team  Experienced management team with an average of 31 years of banking experience and many executives that have worked together for nearly 30 years Years of Name Experience Title Background Eric J. Meilstrup 32 President, CEO & Eric has been President of LCNB Corp. and LCNB National Bank since Director October 2018 and has been Chief Executive Officer of both LCNB Corp. and LCNB National Bank since June 2019. Robert C. Haines 28 Chief Financial Rob has been the Chief Financial Officer and Executive Vice President of Officer LCNB Corp. since January 2008. Lawrence P. Mulligan Jr. 30 Chief Operating Larry has served as Executive Vice President and Chief Operating Officer of Officer LCNB Corp. and LCNB National Bank since May 2019. Michael R. Miller 36 Executive Vice Mike has been Executive Vice President and Trust Department Head of LCNB President Corp. and LCNB National Bank since April 2017 (previously with Fifth Third). Matthew P. Layer 38 Executive Vice Matt has been Chief Lending Officer and Executive Vice President of LCNB President Corp. since January 2008. He serves as Chief Lending Officer and Executive Vice President of LCNB National Bank. Bradley A. Ruppert 21 Executive Vice Brad has been the Chief Investment Officer and Executive Vice President at President LCNB Corp. and LCNB National Bank since January 2017. 8

LCNB Financial Highlights

	LCNB Corp.	Calendar Year Ended					LTM	Quarter Ended			
	LCNB	2015	2016	2017	2018	2019	3/20	6/19	9/19	12/19	3/20
Balance Sheet ($000)	Total Assets	1,280,531	1,306,799	1,295,638	1,636,927	1,639,308	1,636,280	1,642,012	1,644,447	1,639,308	1,636,280
	Gross Loans	770,938	819,803	849,060	1,198,623	1,243,451	1,272,387	1,230,261	1,225,892	1,243,451	1,272,387
	Reserves	3,129	3,575	3,403	4,046	4,045	5,008	4,112	4,167	4,045	5,008
	Deposits	1,087,160	1,110,905	1,085,821	1,300,919	1,348,280	1,345,872	1,357,959	1,355,383	1,348,280	1,345,872
	Total Equity	140,108	142,944	150,271	218,985	228,048	233,478	222,972	225,492	228,048	233,478
	Common Equity	140,108	142,944	150,271	218,985	228,048	233,478	222,972	225,492	228,048	233,478
Capital Ratios (%)	Loans / Deposits	70.91	73.80	78.20	92.14	92.22	94.54	90.60	90.45	92.22	94.54
	Total Equity / Assets	10.94	10.94	11.60	13.38	13.91	14.27	13.58	13.71	13.91	14.27
	Tangible Equity / Tangible Assets	8.43	8.54	9.25	9.87	10.49	10.87	10.12	10.27	10.49	10.87
	Common Equity / Assets	10.94	10.94	11.60	13.38	13.91	14.27	13.58	13.71	13.91	14.27
	Tangible Common Equity / Tangible Assets	8.43	8.54	9.25	9.87	10.49	10.87	10.12	10.27	10.49	10.87
	Tier 1 Capital Ratio	13.46	13.00	13.29	12.65	12.21	12.44	12.44	12.36	12.21	12.44
	Total Risk-Based Capital Ratio	13.85	13.41	13.66	12.98	12.52	12.82	12.77	12.68	12.52	12.82
	Leverage Ratio	8.62	8.81	9.51	9.96	10.06	10.43	9.95	9.96	10.06	10.43
Profitability (%)	Net Income ($000)	11,474	12,482	12,972	14,845	18,912	19,311	4,728	4,727	4,830	5,026
	Core ROAA	0.98	0.95	1.00	1.19	1.20	1.19	1.20	1.19	1.22	1.17
	Core ROAE	8.83	8.56	8.86	9.46	8.75	8.64	8.75	8.75	8.78	8.30
	Core ROATCE	11.77	11.25	11.49	13.13	12.18	11.96	12.20	12.15	12.13	11.38
	Net Interest Margin	3.64	3.51	3.58	3.63	3.71	3.77	3.70	3.70	3.79	3.90
	Efficiency Ratio	60.60	61.22	62.43	61.42	63.17	62.62	63.12	62.91	62.80	61.70
Asset Quality (%)	NPAs / Assets	1.27	1.34	1.04	0.84	0.61	0.43	0.68	0.64	0.61	0.43
	NPAs-Ex-TDRs / Assets	0.20	0.44	0.23	0.20	0.21	0.17	0.19	0.23	0.21	0.17
	NPLs / Loans	2.00	2.13	1.58	1.12	0.79	0.55	0.90	0.84	0.79	0.55
	NCOs / Average Loans	0.18	0.06	0.05	0.03	0.02	0.05	0.02	0.07	0.04	0.07
	Reserves / Gross Loans	0.41	0.44	0.40	0.34	0.33	0.39	0.33	0.34	0.33	0.39
	Reserves / NPLs	20.26	20.48	25.33	30.04	41.20	72.01	37.21	40.43	41.20	72.01
Per Share Data ($)	Common Shares Outstanding	9,925,547	9,998,025	10,023,059	13,295,276	12,936,783	12,969,076	12,978,554	12,927,463	12,936,783	12,969,076
	Book Value Per Share	14.12	14.30	14.99	16.47	17.63	18.00	17.18	17.44	17.63	18.00
	Tangible Book Value Per Share	10.58	10.86	11.64	11.67	12.78	13.18	12.30	12.57	12.78	13.18
	EPS after Extra	1.17	1.25	1.29	1.24	1.44	1.48	0.36	0.36	0.37	0.39
	Dividends Paid	0.64	0.64	0.64	0.65	0.69	0.70	0.17	0.17	0.18	0.18
	Dividend Payout Ratio	54.70	51.20	49.61	52.42	47.92	47.30	47.22	47.22	48.65	46.15

Source: S&P Global Market Intelligence

LCNB CORP.

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LCNB Investment Highlights Consistent and Strong ROATCE1  LCNB has consistently delivered solid operating performance and profitability regardless of economic climate, as demonstrated in the chart below. LCNB has been at approximately an 11% Return on Average Tangible Common Equity or higher in various economic cycles over the last 15 years and over the last twelve months. 16.00% 14.75% 14.00% 13.54% 13.11% 12.59% 12.21% 12.26% 11.79% 11.90% 11.75% 12.00% 11.68% 11.73% 11.49% 11.08% 10.96% 11.06% 10.00% 8.00% 6.00% 4.00% 2.00% 0.00% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 LTM LCNB Peer Median Peer Average Source: S&P Global Market Intelligence 1 Peers defined as nationwide public banks and thrifts; LTM as of 3/31/20 10

LCNB Loan Portfolio

Balanced Loan Portfolio

- LCNB has a well balanced loan portfolio in its Central and Southwestern Ohio markets which have seen fewer consequences due to unemployment than other areas in our state.

Region	% by Loan Count	% by Amount	April Unemployment in Market Compared to to State Average
Cincinnati	47%	42%	-2.20%
Columbus	27%	38%	-0.70%
Dayton	27%	20%	-2.10%
Grand Total	100%	100%	-1.67%

Sound Strong Loan Portfolio

- Balanced real estate portfolio with a weighted average LTV of 48.1% representing roughly 85.0% of the assets in the portfolio.

Property Type	Loan Count	Portfolio Balance ($)	Average Current LTV
Student Housing	42	21,768,499	74%
Dental	38	17,388,559	71%
Warehouse	57	30,494,262	54%
Self-storage	25	30,959,032	56%
Residential Land	12	967,875	56%
Office building	170	111,320,537	54%
Multi-Family Residence	156	170,904,311	52%
Restaurant	35	11,186,883	52%
Mixed Use	83	69,472,090	51%
Retail	153	139,059,961	50%
Other	24	24,389,029	47%
Industrial	37	30,038,922	46%
Multi-Family Tracts	1	84,147	45%
Research & Development	1	1,122,984	45%
Commercial Land	7	2,038,352	43%
1-4 Family Residence	4,682	333,663,320	43%
Healthcare	24	27,929,075	43%
Hotel	19	50,191,214	41%
Agricultural Land	110	36,280,022	41%
Golf/Recreation	8	9,995,636	40%
Manufacturing	19	12,690,394	39%
Commercial Tracts	5	3,551,295	37%
Religious	56	23,630,864	34%

Source: Company Documents

LCNB CORP. 11

LCNB Loan Deferrals Deferrals by Type ($000) Largest Commercial Deferral Types (61% of Total) ($000) $14,024 — 4% $32,072 — 14% $51,288 — 23% $38,301 — 17% $43,173 — 19% $371,435 — 96% $62,272 — 27% Consumer Commercial Hotel/Motel Dental Retail Building Office Building Multi-Family Source: Company Documents 12

Deposit & Loan Composition Deposit Composition Loan Composition Farm Construction 3.6% HELOC 5.8% 2.3% Consumer Time > 2.3% $100k 11.5% 1-4 Family Time < C&I 22.8% $100k 6.7% 12.0% Transaction 48.9% MMDA + Savings Multifamily + CRE 27.5% 56.5% MRQ Cost of Interest-bearing Deposits 0.85% MRQ Yield on Loans 4.89% MRQ Cost of Funds 0.69% MRQ Yield on Interest-earning Assets 4.57% Source: S&P Global Market Intelligence; Regulatory data as of 3/31/20 Note: Deposits, Costs and Yields are GAAP data as of 3/31/20 13

LCNB Investment Highlights NCO / Average Loans (%) 1  LCNB has achieved consistently strong profitability without reaching for growth or compromising its credit standards. On the contrary, LCNB’s intimate knowledge of its communities and its customers has resulted in minimal credit losses throughout and since the Great Recession. 1.20% 1.00% 0.80% 0.60% 0.44% 0.39% 0.40% 0.21% 0.19% 0.18% 0.18% 0.20% 0.14% 0.08% 0.08% 0.06% 0.06% 0.05% 0.05% 0.03% 0.02% 0.00% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 LTM LCNB Peer median Peer average Source: S&P Global Market Intelligence 1 Peers defined as nationwide public banks and thrifts; LTM as of 3/31/20 14

Stable Common Dividends Common Dividend Payments Per Share  LCNB has never decreased or suspended its dividend  Since Holding Company creation in 1998, LCNB has consistently maintained or increased its quarterly dividend  LCNB shares currently yield 4.45% versus a median for exchange traded banks of 2.59% $0.72 $0.69 $0.64 $0.64 $0.64 $0.64 $0.64 $0.64 $0.64 $0.64 $0.64 $0.64 $0.65 $0.62 $0.60 $0.58 $0.56 $0.53 $0.51 $0.46 $0.45 $0.40 $0.36 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020¹ Source: S&P Global Market Intelligence 1 2020 is annualized as of 3/31/20 2 Dividend yield as of 6/5/20 15

LCNB Return of Capital Common Dividend Payments Per Share1  In 12 of the last 15 years, LCNB has returned half or more of its net income to shareholders through dividends. Unlike many banks during the 2008 – 2011 period, LCNB never reduced its dividend and maintains a strong dividend payout ratio. In addition, LCNB has pursued stock buybacks in the last year as part of its overall capital management plan. 70% 65.96% 64.65% 64.65% 60.00% 60.95% 60% 58.18% 54.70% 53.33% 52.46% 52.42% 51.20% 49.61% 50% 47.92% 47.30% 46.04% 40% 30% 20% 10% 0% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 LTM LCNB Peer median Peer average Source: S&P Global Market Intelligence 1 Peers defined as nationwide public banks and thrifts; LTM as of 3/31/20 16

LCNB Liquidity Ten-year Liquidity Growth  LCNB has grown organically and through acquisitions and as a result has seen a significant increase in liquidity. 45,000 40,000 35,000 Current Three Month ADTV: 30,488 30,000 25,000 20,000 15,000 10,000 5,000 0 LCNB Three Month ADTV Current Three Month ADTV Source: S&P Global Market Intelligence 17

LCNB Ownership Summary

Stakeholder/Insider Ownership Information	
Holder	% Owned
William G. Huddle	1.36
Michael J. Johrendt	1.16
John H. Kochensparger III	1.14
Spencer S. Cropper	1.05
William H. Kaufman	0.56
Stephen P. Wilson	0.48
Steve P. Foster	0.31
Matthew P. Layer	0.12
Eric J. Meilstrup	0.08
Robert C. Haines II	0.06
Michael R. Miller	0.06
Anne E. Krehbiel	0.04
Bradley Austin Ruppert	0.04
Craig M. Johnson	0.03
Lawrence P. Mulligan Jr.	0.02
Mary E. Bradford	0.00

Corporations Ownership Information	
Holder	% Owned
LCNB National Bank	4.84

Company Statistics	
Ticker	LCNB
Price ($) as of 6/5/20	16.18
Total Assets (Most Recent Quarter) ($)	1,636,280
Total Float ($)	11,403,381
Float (%)	87.92
Stakeholder/Insider Ownership (%)	11.94
Fully Diluted Insider Ownership (%)	11.94
Institutional Ownership (%)	32.80
Top 10 Insider Holders (%)	11.61

Top 20 - Institutional Ownership Information	
Holder	% Owned
BlackRock Inc.	5.41
Vanguard Group Inc.	4.55
Pacific Ridge Capital Partners LLC	2.09
Dimensional Fund Advisors LP	2.07
State Street Global Advisors Inc.	1.92
Renaissance Technologies LLC	1.67
Geode Capital Management LLC	1.30
Northern Trust Global Investments	1.02
Kennedy Capital Management Inc.	0.97
BNY Asset Management	0.87
FMR LLC	0.86
American Money Management Corp.	0.72
Lenox Wealth Management Inc.	0.46
Hamilton Capital LLC	0.43
Bridgeway Capital Management Inc.	0.43
Martingale Asset Management L.P.	0.40
Johnson Investment Counsel Inc.	0.39
Aperio Group LLC	0.39
Russell Investment Management LLC	0.35
PanAgora Asset Management Inc.	0.33

Source: S&P Global Market Intelligence

LCNB CORP. 18

LCNB Total Return Ten-year Total Return (%) 200% 150% 98.9% 100% 86.3% 85.7% 50% 0% -50% LCNB SNL U.S. Bank & Thrift SNL Micro Cap U.S. Bank & Thrift Source: S&P Global Market Intelligence as of 6/5/20 19

Attractive Relative Valuation

Selected Midwest Bank Peer Group

- Banks and thrifts headquartered in Ohio, Kentucky and Indiana with assets $1 billion – $3 billion, excluding merger targets

Financials as of: 3/31/2020

				Operating Information								Market Information					
	Ticker	Name	HQ	Assets ($MM)	TCE / Tang. Assets (%)	LTM Core ROAA (%)	LTM Core ROATCE (%)	LTM Efficiency Ratio (%)	Loans / Deposits (%)	NPAs / Assets (%)	LTM NCOs / Loans (%)	6/5/20 Price ($)	Market Cap ($MM)	Div. Yield (%)	Price / Tang. Book (%)	Price / LTM EPS (x)	Price / 20E EPS (x)
1.	FMNB	Farmers National Banc Corp.	Canfield, OH	2,668.2	9.61	1.55	15.34	56.0	88.0	0.56	0.10	13.18	371.4	3.34	147.5	9.7	13.4
2.	CIVB	Civista Bancshares, Inc.	Sandusky, OH	2,575.9	9.82	1.42	13.87	61.9	87.5	0.31	0.00	16.87	270.6	2.61	110.7	8.6	10.3
3.	SFIG.A	STAR Financial Group, Inc.	Fort Wayne, IN	2,102.6	11.16	1.15	10.45	67.9	81.5	1.16	0.12	60.00	206.4	1.92	88.1	8.7	NA
4.	FFMR	First Farmers Financial Corporation	Converse, IN	1,974.7	10.12	1.63	17.21	52.4	89.8	2.68	0.27	44.51	316.7	2.88	168.5	10.8	NA
5.	FMAO	Farmers & Merchants Bancorp, Inc.	Archbold, OH	1,655.1	11.58	1.25	11.18	59.8	92.5	0.28	0.06	23.89	263.8	2.68	143.1	13.4	15.6
6.	FSFG	First Savings Financial Group	Jeffersonville, IN	1,368.3	7.71	1.00	16.60	81.6	94.8	1.58	0.14	44.97	106.3	1.51	101.7	9.0	9.9
7.	NWIN	NorthWest Indiana Bancorp	Munster, IN	1,349.9	9.35	1.00	11.39	67.1	79.1	0.77	0.17	32.27	111.8	3.84	89.6	8.5	NA
8.	LMST	Limestone Bancorp, Inc.	Louisville, KY	1,274.2	7.57	0.88	10.15	71.0	90.9	0.41	0.07	11.16	82.9	0.00	87.2	8.1	18.4
9.	MBCN	Middlefield Banc Corp.	Middlefield, OH	1,213.9	9.66	0.91	9.06	63.3	99.4	1.03	0.14	20.25	129.0	2.96	111.5	12.1	15.7
10.	HLAN	Heartland BancCorp	Whitehall, OH	1,173.8	10.64	1.18	10.76	64.1	96.6	0.23	0.01	65.00	129.5	3.51	104.3	10.1	15.5
11.	KTYB	Kentucky Bancshares, Inc.	Paris, KY	1,143.4	9.18	1.05	11.18	70.7	91.2	0.56	0.10	15.90	94.1	4.53	91.2	8.2	NA
12.	SBFG	SB Financial Group, Inc.	Defiance, OH	1,088.3	11.03	0.98	9.61	73.2	96.2	0.61	0.07	16.84	129.6	2.38	110.5	12.9	10.7
13.	CNUN	Community Bancshares, Inc.	McArthur, OH	1,051.4	10.78	0.88	8.08	71.8	83.4	0.40	0.17	66.00	86.3	0.00	76.7	9.8	NA
14.	OVBC	Ohio Valley Banc Corp.	Gallipolis, OH	1,035.8	11.96	0.66	5.77	78.5	91.6	1.57	0.23	26.49	126.8	3.17	103.1	18.5	NA
15.	RMBI	Richmond Mutual Bancorporation, Inc.	Richmond, IN	1,007.6	19.17	0.85	5.42	67.2	114.7	0.12	0.12	12.23	165.4	1.64	85.6	NM	NA
		Average		1,512.2	10.62	1.09	11.07	67.1	91.8	0.82	0.12		172.7	2.46	107.9	10.6	13.7
		Median		1,274.2	10.12	1.00	10.76	67.2	91.2	0.56	0.12		129.5	2.68	103.1	9.7	14.5
	LCNB	LCNB Corp.	Lebanon, OH	1,636.3	10.87	1.19	11.96	62.6	94.5	0.43	0.05	16.18	209.9	4.45	122.7	10.8	11.2

Source: S&P Global; Note: Where current operating information was unavailable, bank-level or most recent available reporting period was used. NA = not available; NM = not meaningful

LCNB CORP.

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